Exhibit 99.1

FOR IMMEDIATE RELEASE

CABLEVISION SYSTEMS CORPORATION
REPORTS FIRST QUARTER 2014 RESULTS

Bethpage, N.Y., May 8, 2014 - Cablevision Systems Corporation (NYSE:CVC) today reported financial results for the first quarter ended March 31, 2014.

First quarter consolidated net revenues increased 4.3% to $1.576 billion, consolidated adjusted operating cash flow (“AOCF”)1 increased 24.8% to $434.3 million and consolidated operating income increased 92.8% to $207.1 million, all compared with the prior year period.

Operating highlights for the first quarter include:

•	Average Monthly Cable Revenue per Customer ("RPC") of $148.22, an increase of $8.42 or 6.0%, compared with the prior year period. Average Monthly Cable Revenue per Video Customer ("RPS") was $168.34.
•	Cable advertising revenue growth of 16.8%, compared with the prior year period.
•	Consolidated Free Cash Flow from Continuing Operations of $98.1 million.

Cablevision CEO James L. Dolan said, "In the first quarter, Cablevision generated strong year-over-year financial results as well as solid growth in our high speed data and voice subscriber metrics.   We continued to enhance the customer experience with industry leading products and our relentless focus on providing better service for our customers.  We are pleased with our first quarter performance and look forward to building on this success.”

1.	See definition of AOCF and Consolidated Free Cash Flow from Continuing Operations included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

Cable
Cable includes our Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.

Cable net revenues for the first quarter 2014 increased 4.5% to $1.417 billion, AOCF increased 17.0% to $443.0 million and operating income increased 39.1% to $249.6 million, all compared with the prior year period.   First quarter net revenue growth primarily reflects rate increases and higher advertising revenue, partially offset by a decline in video customers.  First quarter 2014 AOCF growth reflects the increase in revenue, lower customer related costs and the impact of Superstorm Sandy related items, partially offset by higher programming and marketing costs.

The following table illustrates the change in the Cable customer base during the first quarter of 2014:

  Customer Data
  (rounded to nearest thousand)

	Total December 31, 2013	Net Gain/(Loss)	Total March 31, 2014

Total Customers(a)	3,188	(2)	3,186

Video	2,813	(14)	2,799
High-Speed Data	2,780	8	2,788
Voice	2,272	8	2,280

Serviceable Passings	5,034	14	5,048

(a)	Total customers are defined as the number of households/businesses that receive at least one of the Company's services.

Lightpath
Lightpath is a premier provider of integrated business communications solutions to large and mid-sized commercial organizations across the New York metropolitan area.

For first quarter 2014, Lightpath net revenues increased 5.2% to $86.8 million, AOCF increased 10.4% to $38.5 million and operating income increased 45.0% to $17.5 million, each as compared with the prior year period.  First quarter results primarily reflect an increase in revenue from Ethernet services.

Other
Other principally consists of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other businesses and unallocated corporate costs.

First quarter 2014 net revenues decreased 1.7% to $81.5 million, AOCF deficit decreased 28.1% to a deficit of $47.2 million and operating loss decreased 28.7% to $60.0 million, all compared with the prior year period.  First quarter net revenue decline reflects lower advertising revenue at Newsday, partially offset by increased advertising revenue at News 12 Networks.  First quarter AOCF results reflect a decrease in corporate employee related costs and reduced expenditures at MSG Varsity.

Other Matters
On May 6, 2014, the Board of Directors of Cablevision declared a quarterly dividend of $0.15 per share on each outstanding share of the Company’s Cablevision NY Group Class A Common Stock and Cablevision NY Group Class B Common Stock.  This quarterly dividend is payable on June 13, 2014 to shareholders of record at the close of business on May 23, 2014.

There were no stock repurchases during the first quarter of 2014.  As of March 31, 2014, the Company had approximately $455 million available under its stock repurchase authorization.

Non-GAAP Financial Measures
We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization (including impairments), excluding share-based compensation expense and restructuring charges or credits.  Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items.  We believe that the exclusion of share-based compensation expense allows investors to better track the performance of the various operating units of our business without regard to expense associated with awards that are not expected to be made in cash, in the case of restricted shares, restricted stock units and stock options, and the distortive effects of fluctuating stock prices in the case of stock appreciation rights.

We present AOCF as a measure of our ability to service our debt and make continuing investments, including in our capital infrastructure.  We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis.  AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry.  Internally, we use net revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators.  AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.  For a reconciliation of AOCF to operating income (loss), please see page 5 of this release.

We define Consolidated Free Cash Flow from Continuing Operations (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash from operating activities (continuing operations) plus any excess tax benefit related to share-based awards less capital expenditures (continuing operations), all of which are reported in our Consolidated Statement of Cash Flows.  Net cash from operating activities excludes net cash from operating activities of our discontinued operations.  We believe the most comparable GAAP financial measure of our liquidity is net cash from operating activities.  We believe that Free Cash Flow is useful as an indicator of our overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment and other discretionary and non-discretionary cash uses.  It is also one of several indicators of our ability to make investments and/or return capital to our shareholders.  We also believe that Free Cash Flow is one of several benchmarks used by analysts and investors who follow our industry for comparison of our liquidity with other companies in our industry, although our measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies.

COMPANY DESCRIPTION
Cablevision Systems Corporation (NYSE: CVC) is a leading media and telecommunications company, serving millions of households and businesses throughout the greater New York area. Providing quality products that keep customers connected, Cablevision offers Optimum-branded digital cable television, high-speed Internet and voice services as well as Optimum WiFi, the nation's most robust WiFi network.  Cablevision’s Lightpath subsidiary is a premier provider of integrated business communications solutions for larger companies.  Through its local media and programming properties – News 12 Networks and Newsday Media Group – Cablevision also delivers news and information created specifically for the communities it serves. Additional information about Cablevision is available at www.cablevision.com.

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industries in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein.  The company disclaims any obligation to update any forward-looking statements contained herein.

Contacts:	Charles Schueler	Bret Richter
	Executive Vice President	Senior Vice President
	Media and Community Relations	Financial Strategy & Development
	(516) 803-1013	(516) 803-2270

Cablevision’s Website:  www.cablevision.com
The conference call will be webcast live today at 10:00 a.m. ET
Conference call dial-in number is (888) 694-4641/ Conference ID Number 30904042/ Conference call replay number (855) 859-2056/ Conference ID Number 30904042 until May 15, 2014.

CABLEVISION SYSTEMS CORPORATION
CONDENSED CONSOLIDATED OPERATIONS DATA AND RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014(a)	2013(a)

Revenues, net	$1,575,586	$1,511,228

Adjusted operating cash flow	434,289	347,967
Share-based compensation expense	(11,906)	(16,016)
Restructuring credits (expense)	(1,015)	365
Operating income before depreciation and amortization	421,368	332,316
Depreciation and amortization (including impairments)	214,285	224,929
Operating income	207,083	107,387
Other income (expense):
Interest expense, net	(140,882)	(153,284)
Gain (loss) on investments, net	(41,775)	99,458
Gain (loss) on equity derivative contracts, net	38,649	(71,716)
Write-off of deferred financing costs, net of gain on extinguishment of debt	(611)	-
Miscellaneous, net	731	379
Income (loss) from continuing operations before income taxes	63,195	(17,776)
Income tax benefit(b)	26,939	10,643
Income (loss) from continuing operations	90,134	(7,133)
Loss from discontinued operations, net of income taxes	(434)	(9,265)
Net income (loss)	89,700	(16,398)
Net loss attributable to noncontrolling interests	63	257
Net income (loss) attributable to Cablevision Systems Corporation stockholders	$89,763	$(16,141)

Basic income (loss) per share attributable to Cablevision Systems Corporation stockholders:
Income (loss) from continuing operations	$0.34	$(0.03)
Loss from discontinued operations	$-	$(0.04)
Net income (loss)	$0.34	$(0.06)
Basic weighted average common shares (in thousands)	262,328	259,500

Diluted income (loss) per share attributable to Cablevision Systems Corporation stockholders:
Income (loss) from continuing operations	$0.34	$(0.03)
Loss from discontinued operations	$-	$(0.04)
Net income (loss)	$0.33	$(0.06)
Diluted weighted average common shares (in thousands)	268,224	259,500

Amounts attributable to Cablevision Systems Corporation stockholders:
Income (loss) from continuing operations, net of income taxes	$90,197	$(6,876)
Loss from discontinued operations, net of income taxes	(434)	(9,265)
Net income (loss)	$89,763	$(16,141)

(a)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented.
(b)	Income tax benefit for the three months ended March 31, 2014 includes a tax benefit of $53,132 resulting from the reversal of an uncertain tax position liability.

CABLEVISION SYSTEMS CORPORATION
CONDENSED CONSOLIDATED OPERATIONS DATA AND RECONCILIATION (Cont’d)
(Dollars in thousands, except per share data)
(Unaudited)

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO
OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow included in this earnings release:

•	Depreciation and amortization (including impairments). This adjustment eliminates depreciation and amortization and impairments of long-lived assets in all periods.
•	Restructuring credits (expense). This adjustment eliminates the expense or credits associated with restructuring activities related to the elimination of positions, facility realignment, asset impairments and other related activities in all periods.
•	Share-based compensation expense. This adjustment eliminates the compensation expense relating to stock options, stock appreciation rights, restricted stock, and restricted stock units granted under our employee stock plans and non-employee director plans in all periods.

CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS(a)

	Three Months Ended March 31,
	2014(b)	2013(b)

Net cash provided by operating activities(c)	$283,682	$189,400
Add: excess tax benefit related to share-based awards	488	-
Less: capital expenditures(d)	(186,075)	(237,340)
Consolidated free cash flow from continuing operations	$98,095	$(47,940)

(a)	See Non-GAAP Financial Measures on page 3 of this release for a definition and discussion of Free Cash Flow from Continuing Operations.
(b)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented.
(c)	The level of net cash provided by operating activities will continue to depend on a number of variables in addition to our operating performance, including the amount and timing of our interest payments and other working capital items.
(d)	See page 10 of this release for additional details relating to capital expenditures.

CABLEVISION SYSTEMS CORPORATION
CONSOLIDATED RESULTS FROM CONTINUING OPERATIONS
(Dollars in thousands)
(Unaudited)

REVENUES, NET

	Three Months Ended March 31,		%
	2014	2013(a)	Change

Cable	$1,417,148	$1,355,797	4.5%
Lightpath	86,754	82,476	5.2%
Other(b)	81,482	82,918	(1.7)%
Eliminations(c)	(9,798)	(9,963)	1.7%
Total Cablevision	$1,575,586	$1,511,228	4.3%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended March 31,		%	Three Months Ended March 31,		%
	2014(a)	2013(a)	Change	2014(a)	2013(a)	Change

Cable	$443,032	$378,772	17.0%	$249,621	$179,467	39.1%
Lightpath	38,483	34,844	10.4%	17,464	12,042	45.0%
Other(d)	(47,226)	(65,649)	28.1%	(60,002)	(84,122)	28.7%
Total Cablevision	$434,289	$347,967	24.8%	$207,083	$107,387	92.8%

(a)	Financial results of Bresnan Cable and Clearview have been reflected in discontinued operations for all periods presented as applicable.
(b)	Represents revenues of Newsday, News 12 Networks, Cablevision Media Sales Corporation and certain other entities.
(c)	Represents inter-segment revenues.
(d)	Includes unallocated corporate general and administrative costs and the operating results of Newsday, News 12 Networks, Cablevision Media Sales Corporation, and certain other entities.

CABLEVISION SYSTEMS CORPORATION
SUMMARY OF CABLE OPERATING STATISTICS
(Unaudited)

CABLE	March 31, 2014	December 31, 2013	March 31, 2013(a)(b)

(in thousands)
Total Customers(c)	3,186	3,188	3,235
Video Customers	2,799	2,813	2,888
High-Speed Data Customers	2,788	2,780	2,786
Voice Customers	2,280	2,272	2,287

Serviceable Passings (in thousands)(d)	5,048	5,034	4,991

Penetration
Total Customers to Serviceable Passings	63.1%	63.3%	64.8%
Video Customers to Serviceable Passings	55.4%	55.9%	57.9%
High-Speed Data Customers to Serviceable Passings	55.2%	55.2%	55.8%
Voice Customers to Serviceable Passings	45.2%	45.1%	45.8%

Revenues for the three months ended (dollars in millions)

Video(e)	$793	$792	$767
High-Speed Data	347	339	330
Voice	220	211	209
Advertising	32	44	27
Other(f)	25	25	23
Total Cable Revenue	$1,417	$1,411	$1,356

Average Monthly Cable Revenue per Customer (“RPC”)(g)	$148.22	$147.34	$139.80

Average Monthly Cable Revenue per Video Customer (“RPS”)(h)	$168.34	$166.66	$156.34

(a)	Financial results of Bresnan Cable for the three month period ending March 31, 2013 have been reflected in discontinued operations.
(b)	Includes a net reduction of approximately 6 thousand customer relationships, 5 thousand video, 5 thousand high-speed data and 4 thousand voice customers that were located in the areas most severely impacted by Superstorm Sandy who were unable to be contacted and those whose billing we decided to suspend temporarily during restoration of their homes.
(c)	Represents the number of households/businesses that receive at least one of the Company's services.
(d)	Includes residential and commercial passings.
(e)	Includes equipment rental, DVR, video-on-demand and pay-per-view revenue.
(f)	Includes installation revenue, home shopping, advertising sales commissions and other product offerings.
(g)	RPC is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of total customers for the quarter.
(h)	RPS is calculated by dividing average monthly Cable GAAP revenue for the quarter by the average number of video customers for the quarter.

CABLEVISION SYSTEMS CORPORATION
CAPITALIZATION AND LEVERAGE
(Dollars in thousands)
(Unaudited)

CAPITALIZATION

March 31, 2014

Cash and cash equivalents	$768,122

Credit facility debt	$3,760,674
Senior notes and debentures	5,111,742
Collateralized indebtedness	817,950
Capital lease obligations and notes payable	75,142
Debt	$9,765,508

LEVERAGE

Debt	$9,765,508
Less: Collateralized indebtedness of unrestricted subsidiaries(a)	817,950
Cash and cash equivalents	768,122
Net debt	$8,179,436

	Leverage Ratios(b)
Consolidated net debt to AOCF leverage ratio(a)(c)	4.7	x
Restricted Group leverage ratio (Credit Facility Test)(d)(e)	3.1	x
CSC Holdings notes and debentures leverage ratio(e)(f)	3.4	x
Cablevision senior notes leverage ratio(e)(g)	5.3	x

(a)	Collateralized indebtedness is excluded from the leverage calculation because it is viewed as a forward sale of the stock of unaffiliated companies and the Company's only obligation at maturity is to deliver, at its option, the stock or its cash equivalent.
(b)	Leverage ratios are based on face amount of outstanding debt.
(c)	AOCF is annualized based on the first quarter 2014 results, as reported.
(d)	Reflects the net debt to cash flow ratio as defined in the CSC Holdings’ credit facility debt agreement (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries which are primarily comprised of Newsday). The annualized AOCF (as defined) used in the Restricted Group leverage ratio was $1.831 billion.
(e)	Includes CSC Holdings’ guarantee of Newsday LLC’s $480 million senior secured credit facility.
(f)	Reflects the debt to cash flow ratio applicable under CSC Holdings’ senior notes and debentures indentures (which excludes approximately $2.8 billion of Cablevision’s senior notes and the debt and cash flows related to CSC Holdings’ unrestricted subsidiaries which are primarily comprised of Newsday). The annualized AOCF (as defined) used in the CSC Holdings notes and debentures leverage ratio was $1.827 billion.
(g)	Adjusts the debt to cash flow ratio as calculated under the CSC Holdings notes and debentures leverage ratio to include approximately $2.8 billion of Cablevision’s senior notes plus $611 million of Cablevision’s senior notes that were contributed to Newsday Holdings LLC.

CABLEVISION SYSTEMS CORPORATION
CAPITAL EXPENDITURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013(a)
CAPITAL EXPENDITURES

Customer premise equipment	$56,804	$83,726
Scalable infrastructure	46,829	54,337
Line extensions	1,236	5,958
Upgrade/rebuild	7,619	6,287
Support	32,837	48,546
Cable	145,325	198,854
Lightpath	26,870	26,414
Other(b)	13,880	12,072
Total Cablevision	$186,075	$237,340

(a)	Capital expenditures for Bresnan Cable and Clearview have been reflected in discontinued operations.
(b)	Other primarily includes Newsday, News 12 Networks, Cablevision Media Sales Corporation, and Corporate.